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                                                                    EXHIBIT 99.4

                        VOICESTREAM WIRELESS CORPORATION
                               EXCHANGE OFFER FOR
                         ANY AND ALL OF THE OUTSTANDING
                         11 1/2% SENIOR NOTES DUE 2009
                                       OF

                             OMNIPOINT CORPORATION

                                                                  April 24, 2000

To our Clients:

     Enclosed for your consideration is the Prospectus dated the date hereof (as amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Prospectus, the "Offer Documents"), relating to the offer (the "Offer") by VoiceStream Wireless Corporation, a Delaware corporation (the "Offeror"), to exchange its notes for any and all of 11 1/2% Senior Notes due 2009 of Omnipoint Corporation (collectively, the "Notes").

     All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

     The materials relating to the Offers are being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes with respect to any such Notes may only be made by us as registered Holder and pursuant to your instructions. Therefore, the Offeror urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to tender Notes pursuant to the Offers.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Notes held by us for your account. We urge you to read carefully the Prospectus and the related Letter of Transmittal before instructing us to tender your Notes. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., New York City time, on May --, 2000, unless the Expiration Date is extended as provided in the Prospectus. Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

          1. The Offers are related to all outstanding Notes.

          2. If you desire to tender any Notes pursuant to the Offer we must receive your instructions in ample time to permit us to effect a tender of the Notes on your behalf at or prior to 5:00 p.m., New York City time, on the Expiration Date.

          3. Any transfer taxes incident to the transfer of Notes from the tendering Holder to the Offeror will be paid by the Offeror, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT PURSUANT TO THE OFFERS, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE ATTACHED LETTER OF INSTRUCTIONS. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Notes held by us and registered in our name for your account.
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                             LETTER OF INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by VoiceStream Wireless Corporation with respect to 11 1/2 Senior Notes due 2009 of Omnipoint Corporation (collectively, the "Notes").

     This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the related Letter of Transmittal.
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                         NOTES WHICH ARE TO BE TENDERED
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